UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2020

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 8.01 OTHER EVENTS

Kenneth Burdick, Executive Vice President of Markets and Products of Centene Corporation ("Centene" or the "Company") and former Chief Executive Officer of WellCare Health Plans, Inc. (“WellCare”), and Centene negotiated a two year employment agreement whereby Mr. Burdick would support the Company during the WellCare integration. In recent discussions with Mr. Burdick, the Company has agreed to a one year term, provided that Mr. Burdick make himself available to consult for the Company for one year subsequent to his retirement on February 21, 2021.
Mr. Burdick, in preparation for his planned retirement, entered into a 10b5-1 trading plan on February 18, 2020 to monetize a portion of his shares of Centene common stock. Rule 10b5-1 allows officers and directors, at a time when they are not in possession of material nonpublic information, to adopt written plans to sell shares on a regular basis under pre-arranged terms, regardless of any subsequent nonpublic information they may receive. Importantly, Mr. Burdick is selling only a portion of his shares pursuant to this plan and is expected to maintain significant ownership at his retirement.

Sales of common stock by Mr. Burdick pursuant to the terms of the plan, or otherwise, will be disclosed publicly through Form 144, if applicable and any required Form 4 filings with the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	February 21, 2020	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer